Kinetik Reports Third Quarter 2022 Financial and Operating Results
•Generated third quarter net income of $49.4 million and Adjusted EBITDA1 of $212.4 million
•Company record for quarterly natural gas processed volumes of 1.2 Bcf/d
•Reiterating 2022 Guidance for Pro Forma Adjusted EBITDA1,2,3 of $820 million to $840 million and Capital Expenditures of $280 million to $300 million
•Achieved $25 million full year 2022 EBITDA synergy target within the first three quarters of 2022
•Closed acquisition of Brandywine NGL pipeline, expanding Kinetik’s intrabasin NGL system, known as Kinetik NGL
HOUSTON and MIDLAND, Texas, November 9, 2022 – Kinetik Holdings Inc. (NYSE: KNTK) (“Kinetik” or the “Company”) today reported financial results for the quarter ended September 30, 2022.

“Our third quarter results are a testament to successful execution across all aspects of our business,” said Jamie Welch, Kinetik’s Chief Executive Officer and President. “We have continued to identify strategic opportunities while optimizing our super system and realizing efficiencies. We delivered another strong quarter of Adjusted EBITDA and are tracking well to meet our 2022 EBITDA and Capital Expenditures Guidance provided in August. We also achieved our full year synergy goal within the first nine months, and therefore, have increased our 2022 full year target to over $30 million.”

“During the third quarter, several projects were completed to support previously announced new Midstream Logistics contracts commencing in the fourth quarter. As a result, we achieved record gas gathered and processed volumes during the month of October. In September, we closed the Brandywine NGL acquisition further expanding our intrabasin NGL gathering system and Pipeline Transportation segment,” continued Welch.

“We remain focused on executing on our capital allocation priorities outlined earlier this year, identifying accretive and strategic opportunities, and maximizing shareholder value. We also believe the natural gas price dislocation at Waha will persist and is a unique opportunity for us relative to many of our peers given our Gulf Coast transport capacity.”
Kinetik has presented certain financial results herein on a “pro forma basis”2 as the Company believes it provides more meaningful information to its investors and helps to reconcile to its previously provided 2022 full year guidance.
For US GAAP purposes, Kinetik’s financial results reflect BCP Raptor Holdco, LP, Kinetik’s predecessor for accounting purposes (“BCP”), from January 1, 2022 to February 22, 2022 and the combined Company, which includes Altus Midstream LP (“Altus”), from the closing date, February 22, 2022, onwards. The results for Altus are specifically excluded for the period from January 1, 2022 to February 22, 2022. See “Notes Regarding Presentation of Financial Information.”

For the three and nine months ended September 30, 2022, Kinetik processed natural gas volumes of 1.19 Bcf/d and 1.15 Bcf/d, respectively, and reported net income including noncontrolling interest of $49.4 million and $202.3 million for the three and nine months ended September 30, 2022, respectively. Net income including noncontrolling interest includes a non-cash gain on the change in the valuation of the embedded derivative of $0.5 million and $89.1 million for the three and nine months ended September 30, 2022, respectively. Kinetik generated Pro Forma Adjusted EBITDA1,2,3 of $212.4 million and $611.1 million for the three and nine months ended September 30, 2022, respectively, Pro Forma Distributable Cash Flow (“DCF”)1,2,3 of $157.7 million and $474.0 million for the three and nine months ended September 30, 2022, respectively, and Pro Forma Free Cash Flow (“FCF”)1,2,3 of $34.0 million and $280.0 million for the three and nine months ended September 30, 2022, respectively. The results were primarily driven by increased volumes across both the Midstream Logistics and Pipeline Transportation segments.

Financial
a.Achieved quarterly Adjusted EBITDA1 of $212.4 million.
b.Declared a dividend of $0.75 per share on October 19, 2022 for the quarter ended September 30, 2022, or $3.00 per share on an annualized basis. 117 million shares have elected to reinvest the third quarter dividend into newly issued shares of Class A common stock of the Company. As a result, $15.3 million of third quarter dividends will be paid in cash.4
c.Exited the third quarter with a Leverage Ratio1,2,3,5 of 4.0x.
d.Redeemed the full remaining balance of Series A Preferred Units in early July 2022. The accelerated redemption completes Kinetik’s capital structure simplification.
e.Fixed Kinetik’s floating SOFR rate for $2.0 billion of its Term Loan A bank facility through April 2023 and $1.0 billion from May 2023 through May 2025, reducing Kinetik’s floating rate exposure to less than 15% and approximately 40%, respectively, of total current debt outstanding.
f.Transferred Kinetik’s Class A Common Stock listing to the New York Stock Exchange on October 24, 2022.
Key Metrics:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022

	(In thousands, except ratios)
Net income including noncontrolling interest[6]	$49,422	$202,259
Adjusted EBITDA[1]	$212,370	$561,079
Pro Forma Adjusted EBITDA[1,2,3]	$212,370	$611,105
Pro Forma DCF[1,2,3]	$157,738	$473,966
Pro Forma Dividend Coverage Ratio[1,2,3,7]	1.5x	1.6x
Pro Forma FCF[1,2,3]	$34,008	$280,029
Leverage Ratio[1,2,3,5]		4.0x

	September 30, 2022	June 30, 2022	March 31, 2022

	(In thousands)
Net Debt[1,8]	$3,463,272	$2,994,681	$2,966,103
1. A non-GAAP financial measure. See “Non-GAAP Financial Measures” and “Reconciliation of GAAP to Non-GAAP Measures” for further details.
2. Pro forma information has been prepared for informational purposes only. See “Notes Regarding Presentation of Financial Information” and “Reconciliation of Pro Forma Non-GAAP Measures.”
3. Pro Forma Adjusted EBITDA, DCF, Dividend Coverage Ratio, FCF and Leverage Ratio are calculated as if the Transaction occurred on January 1, 2022. See “Notes Regarding Presentation of Financial Information.”
4. Dividends reinvested and dividends paid in cash as of November 9, 2022.
5. Leverage Ratio is total debt less cash and cash equivalents divided by last twelve months Adjusted EBITDA, calculated in the Company’s credit agreement. The calculation includes Qualified Project EBITDA Adjustments that pertain to the funding of the Permian Highway Pipeline expansion project, Brandywine NGL acquisition, and other qualified growth capital projects at the Midstream Logistics segment.
6. Net income including noncontrolling interest for the three and nine months ended September 30, 2021 was $4.6 million and $7.4 million, respectively.
7. Pro Forma Dividend Coverage Ratio is Pro Forma DCF divided by total declared dividends.
8. Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents.
Strategic
a.Acquired Brandywine NGL, an intrabasin NGL pipeline, affording Kinetik greater control over system NGLs and providing interconnectivity to downstream outlets. Kinetik NGL, the Company’s intrabasin NGL pipeline system, is comprised of the Dew Point and Brandywine assets and is wholly owned and operated by Kinetik.
b.Progress continues on the PHP expansion of 550 MMcf/d of incremental capacity, increasing natural gas deliveries from the Permian to the U.S. Gulf Coast markets. The required compression equipment has been secured and activities are underway to secure construction contractors, land and materials. The pipeline expansion should be in-service by November 1, 2023. Based on capital funding of the expansion, Kinetik’s ownership of PHP will increase to almost 56% after the in-service date.
Operational
a.On October 1, 2022, commenced the two previously announced gathering and processing agreements with large cap investment grade counterparties.
b.Added six new customers since January 1, 2022 (including three since July 1, 2022), a 20% increase in total customer count.
c.Procured long-lead equipment for the Diamond Cryo processing complex expansion. The expansion adds an incremental 120 MMcf/d of incremental processing capacity and should be in-service in first quarter 2023.
Upcoming Tour Dates
Kinetik plans to participate at the following upcoming conferences and events:
a.RBC Midstream and Energy Infrastructure Conference in Dallas on November 16 - 17
b.Bank of America Global Energy Conference in Miami on November 16 - 17
c.Wells Fargo Midstream, Utilities and Renewable Power Symposium in New York City on December 7 - 8
d.Goldman Sachs Global Energy and Clean Technology Conference in Miami on January 5 - 6
e.UBS Infrastructure & Energy Conference in Park City on January 9 - 11
f.US Capital Advisors Corporate Access Day in Houston on January 24
Investor Presentation
An updated investor presentation will be available under Events and Presentations in the Investors section of the Company’s website at www.kinetik.com.
Conference Call and Webcast
Kinetik will host its third quarter 2022 results conference call on Thursday, November 10, 2022 at 8:00 am Central Standard Time (9:00 am Eastern Standard Time) to discuss third quarter results. To access a live webcast of the conference call, please visit the Investor Relations section of Kinetik’s website at www.ir.kinetik.com. A replay of the conference call also will be available on the website following the call.
About Kinetik Holdings Inc.
Kinetik is a fully integrated, pure-play, Permian-to-Gulf Coast midstream C-corporation operating in the Delaware Basin. Kinetik is headquartered in Midland, Texas and has a significant presence in Houston, Texas. Kinetik provides comprehensive gathering, transportation, compression, processing and treating services for companies that produce natural gas, natural gas liquids, crude oil and water. Kinetik posts announcements, operational updates, investor information and press releases on its website, www.kinetik.com.
Additional information
Additional information follows, including a reconciliation of Adjusted EBITDA, Pro Forma Adjusted EBITDA, Distributable Cash Flow, Pro Forma Distributable Cash Flow, Free Cash Flow, Pro Forma Free Cash Flow, and Net Debt (non-GAAP financial measures) to the GAAP measures.

Non-GAAP financial measures
Kinetik’s financial information includes information prepared in conformity with generally accepted accounting principles (GAAP) as well as non-GAAP financial information. It is management’s intent to provide non-GAAP financial information to enhance understanding of our consolidated financial information as prepared in according with GAAP. Adjusted EBITDA, Pro Forma Adjusted EBITDA, Distributable Cash Flow, Pro Forma Distributable Cash Flow, Free Cash Flow, Pro Forma Free Cash Flow, Pro Forma Dividend Coverage Ratio, Net Debt and Leverage Ratio are non-GAAP measures. This non-GAAP information should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated. See “Reconciliation of GAAP to Non-GAAP Measures” and “Reconciliation of Pro Forma Non-GAAP Financial Measures” elsewhere in this news release.
Forward-looking statements
This news release includes certain statements that may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “seeks,” “possible,” “potential,” “predict,” “project,” “prospects,” “guidance,” “outlook,” “should,” “would,” “will,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. These statements include, but are not limited to, statements about the Company’s future plans, expectations, and objectives for the Company’s operations, including statements about strategy, synergies, expansion projects and future operations and 2022 financial guidance. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. See Part II, Item 1A. Risk Factors in our Quarterly Report on Form 10-Q for the period ended March 31, 2022. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development, or otherwise, except as may be required by law.

Contacts
Kinetik Investors: (713) 487-4832 Maddie Wagner
Website: www.kinetik.com

Notes Regarding Presentation of Financial Information
The following addresses the results of our operations for the three and nine months ended September 30, 2022, as compared to our results of operations for the three and nine months ended September 30, 2021. As the Transaction was determined to be a reverse merger, BCP was considered the accounting acquirer and Altus was considered the legal acquirer. Therefore, BCP’s net assets, carrying at historical value, were presented as the predecessor to the Company’s historical financial statements and the comparable period presented herein reflects the results of operations of BCP for the three and nine months ended September 30, 2021. The results of operations of Altus are reflected within the Company’s Condensed Consolidated Financial Statements from February 22, 2022, the closing date, through September 30, 2022.
Unless otherwise noted or the context requires otherwise, references herein to Kinetik Holdings Inc. or “the Company” with respect to time periods prior to February 22, 2022 include BCP and its consolidated subsidiaries and do not include Altus and its consolidated subsidiaries, while references herein to Kinetik Holdings Inc. with respect to time periods from and after February 22, 2022 include Altus and its consolidated subsidiaries.

KINETIK HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,(1)		Nine Months Ended September 30,(1)
	2022	2021	2022	2021

	(In thousands, except per share data)
Operating revenues:
Service revenue	$107,597	$72,578	$290,122	$202,482
Product revenue	213,803	93,266	618,382	244,358
Other revenue	3,776	742	9,493	3,615
Total operating revenues	325,176	166,586	917,997	450,455
Operating costs and expenses:
Costs of sales (exclusive of depreciation and amortization shown separately below)	145,208	60,503	418,197	141,011
Operating expenses	35,845	22,731	100,996	63,575
Ad valorem taxes	5,903	3,238	15,936	9,003
General and administrative expenses	23,468	6,957	72,180	17,920
Depreciation and amortization	65,005	57,154	192,609	170,291
Loss (gain) on disposal of assets	3,946	(37)	12,602	417
Total operating costs and expenses	279,375	150,546	812,520	402,217
Operating income	45,801	16,040	105,477	48,238
Other income (expense):
Interest and other income	—	3,578	250	4,141
Gain on redemption of mandatorily redeemable Preferred Units	—	—	9,580	—
Gain (loss) on debt extinguishment	—	(56)	(27,975)	4
Gain on embedded derivative	488	—	89,050	—
Interest expense	(40,464)	(30,541)	(92,585)	(88,458)
Equity in earnings of unconsolidated affiliates	45,003	16,826	120,706	44,692
Total other income (expense), net	5,027	(10,193)	99,026	(39,621)
Income before income taxes	50,828	5,847	204,503	8,617
Income tax expense	1,406	1,207	2,244	1,207
Net income including noncontrolling interest	49,422	4,640	202,259	7,410
Net income attributable to Preferred Unit limited partners	708	—	115,203	—
Net Income attributable to common shareholders	48,714	4,640	87,056	7,410
Net income attributable to Common Unit limited partners	33,778	4,640	61,817	7,410
Net income attributable to Class A Common Shareholders	$14,936	$—	$25,239	$—

Net income attributable to Class A Common Shareholders, per share
Basic	$1.04	$—	$1.24	$—
Diluted	$1.04	$—	$1.24	$—
Weighted average shares(2)
Basic	41,816	—	40,042	—
Diluted	41,855	—	40,075	—
(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022. Refer to Note 10 – Equity and Warrants in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on November 9, 2022 for further information.
(2) Share amounts have been retroactively restated to reflect the Company’s two-for-one stock split, which was effected on June 8, 2022. Refer to Note 10 – Equity and Warrants in the Notes to the Condensed Consolidated Financial Statements of the Company’s Form 10-Q filed on November 9, 2022 for further information.

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES

	Three Months Ended September 30,(1)		Nine Months Ended September 30,(1)
	2022	2021	2022	2021

Net Income Including Noncontrolling Interests to Adjusted EBITDA	(In thousands)
Net income including noncontrolling interests (GAAP)	$49,422	$4,640	$202,259	$7,410
Add back:
Interest expense	40,464	30,541	92,585	88,458
Income tax expense	1,406	1,207	2,244	1,207
Depreciation and amortization	65,005	57,154	192,609	170,291
Amortization of contract costs	448	448	1,344	1,815
Proportionate EBITDA from unconsolidated affiliates	78,357	21,704	190,438	59,677
Share-based compensation	12,661	—	30,966	—
Loss (gain) on sale of assets	3,946	(37)	12,602	417
Loss (gain) on debt extinguishment	—	56	27,975	(4)
Derivative loss due to Winter Storm Uri	—	—	—	13,456
Integration Costs	2,338	—	10,012	—
Acquisition transaction Costs	62	—	6,412	—
Other one-time cost or amortization	3,752	1,167	10,969	2,010
Producer Settlement	—	—	—	6,827
Deduct:
Interest and other income	—	74	—	115
Gain on redemption of mandatorily redeemable Preferred Units	—	—	9,580	—
Gain on embedded derivative	488	—	89,050	—
Equity income from unconsolidated affiliates	45,003	16,826	120,706	44,692
Adjusted EBITDA(2) (non-GAAP)	$212,370	$99,980	$561,079	$306,757

Distributable Cash Flow (3)
Adjusted EBITDA (non-GAAP)	$212,370	$99,980	$561,079	$306,757
Proportionate EBITDA from unconsolidated affiliates	(78,357)	(21,704)	(190,438)	(59,677)
Cash distributions received from unconsolidated affiliates	68,242	19,135	185,786	47,017
Interest expense	(40,464)	(30,541)	(92,585)	(88,458)
Maintenance capital expenditures	(4,053)	(485)	(7,492)	(4,279)
Distributions paid to preferred unit limited partners	—	—	(8,787)	—
Distributable cash flow (non-GAAP)	$157,738	$66,385	$447,563	$201,360

Free Cash Flow (4)
Distributable cash flow (non-GAAP)	$157,738	$66,385	$447,563	$201,360
Cash interest adjustment	16,854	3,328	15,993	6,937
Growth capital expenditures	(89,812)	(21,804)	(166,318)	(60,063)
Investments in unconsolidated affiliates	(53,524)	—	(56,199)	(20,522)
Contributions in aid of construction	2,752	2,496	14,344	5,987
Free cash flow (non-GAAP)	$34,008	$50,405	$255,383	$133,699

KINETIK HOLDINGS INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES (Continued)

	September 30, 2022	June 30, 2022	March 31, 2022	December 31, 2021

Net Debt(5)	(In thousands)
Current portion of long-term debt, net	$—	$—	$54,324	$54,280
Long-term debt, net	3,447,513	2,971,270	2,894,025	2,253,422
Plus: Deferred financing costs	27,487	28,730	35,400	38,485
Total long-term debt	3,475,000	3,000,000	2,983,749	2,346,187
Less: Cash and cash equivalents	11,728	5,319	17,646	18,729
Net debt (non-GAAP)	$3,463,272	$2,994,681	$2,966,103	$2,327,458

(1) The results of the legacy Altus business are not included in the Company’s consolidated financials prior to February 22, 2022.
(2) Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for interest, taxes, depreciation and amortization, impairment charges, asset write-offs, the proportionate EBITDA from our equity method investments, equity in earnings from investments recorded using the equity method, stock-based compensation expense, extraordinary losses and unusual or non-recurring charges. Adjusted EBITDA provides a basis for comparison of our business operations between current, past and future periods by excluding items that we do not believe are indicative of our core operating performance. Adjusted EBITDA should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP.
(3) Distributable Cash Flow is defined as Adjusted EBITDA, adjusted for the proportionate EBITDA from our equity method investments, cash distributions received from our equity method investments, interest expense, net of amounts capitalized, distributions to preferred unitholders and maintenance capital expenditures. Distributable Cash Flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Distributable Cash Flow is a useful measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends we make.
(4) Free Cash Flow is defined as Distributable Cash Flow adjusted for growth capital expenditures, investments in unconsolidated affiliates, cash interest and contributions in aid of construction. Free Cash flow should not be considered as an alternative to the GAAP measure of net income including noncontrolling interests or any other measure of financial performance presented in accordance with GAAP. We believe that Free Cash Flow is a useful performance measure to compare cash generation performance from period to period and to compare the cash generation performance for specific periods to the amount of cash dividends that we make.
(5) Net Debt is defined as total long-term debt, excluding deferred financing costs, less cash and cash equivalents. Net Debt illustrates our total debt position less cash on hand that could be utilized to pay down debt at the balance sheet date. Net Debt should not be considered as an alternative to the GAAP measure of total long-term debt, or any other measure of financial performance presented in accordance with GAAP.

KINETIK HOLDINGS INC.
RECONCILIATION OF PRO FORMA NON-GAAP FINANCIAL MEASURES

	Three Months Ended September 30,	Nine Months Ended September 30,
	2022	2022

Reconciliation of Adjusted EBITDA to Pro Forma Adjusted EBITDA	(In thousands)
Adjusted EBITDA (non-GAAP)	$212,370	$561,079
Altus EBITDA Jan 1 - Feb 22	—	42,632
Operational & general and administrative synergies	—	3,029
Ad valorem synergies	—	1,307
Non-cash amortizations	—	1,491
One-time marketing loss	—	1,567
Pro forma adjusted EBITDA (non-GAAP)	$212,370	$611,105

Pro Forma Distributable Cash Flow
Pro forma adjusted EBITDA (non-GAAP)	$212,370	$611,105
Proportionate EBITDA from unconsolidated affiliates	(78,357)	(219,365)
Cash distributions received from unconsolidated affiliates	68,242	204,119
Interest expense	(40,464)	(94,052)
Maintenance capital expenditures	(4,053)	(7,492)
Distributions paid to preferred unit limited partners	—	(20,349)
Pro forma distributable cash flow (non-GAAP)	$157,738	$473,966

Pro Forma Free Cash Flow
Pro Forma Distributable Cash Flow (non-GAAP)	$157,738	$473,966
Cash interest adjustment	16,854	14,236
Growth capital expenditures	(89,812)	(166,318)
Investments in unconsolidated affiliates	(53,524)	(56,199)
Contributions in aid of construction	2,752	14,344
Pro forma free cash flow (non-GAAP)	$34,008	$280,029